Exhibit 5.1

[Letterhead of CGR]

March 31, 2011

Re:	TriMas Corporation
Registration Statement on Form S-3
File No. 333-172525

Ladies and Gentlemen:

We have acted as counsel for TriMas Corporation, a Delaware corporation (the “Company”) in connection with the preparation and filing of a registration statement on Form S-3 (the “Initial Registration Statement”) on February 28, 2011, and Amendment No. 1 to the Initial Registration Statement filed on March 31, 2011 (as so amended, the “Registration Statement”), in each case relating to the registration under the Securities Act of 1933, as amended (the “Act”) of:

(A)          up to 11,904,972 shares of common stock, $0.01 par value, plus an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Act, of the Company (collectively, the “Common Stock”), which may be offered and sold from time to time by the selling stockholder named therein (the “Selling Stockholder Shares”); and

(B)           up to $250,000,000 in aggregate initial public offering price of securities that may be offered and sold from time to time by the Company (collectively, the “Company Offered Securities”, and together with the Selling Stockholder Shares, the “Offered Securities”), including (i) shares of Common Stock (the “Company Common Shares”) and (ii) secured or unsecured debt securities, in one or more series, which may be either senior or subordinated debt securities (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by the Company’s subsidiaries that are co-registrants under the Registration Statement (each, a “Guarantor” and collectively, the “Guarantors”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company and the Guarantors, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein.  In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

In connection with each of the opinions expressed below, we have assumed that at or prior to the time of delivery of any Offered Security:

(i)            the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;

(ii)           an appropriate prospectus supplement or term sheet with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;

(iii)          an underwriting agreement with respect to the Company Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(iv)          the certificates evidencing the Company Common Shares are duly executed and delivered;

(v)           the Debt Securities and Guarantees, if any, will be issued under one more or more indentures, the forms of which are attached as exhibits to the Registration Statement, which may be amended or supplemented from time to time (each an “Indenture”), and each Indenture has been duly executed and delivered by the Company and one or more trustees, and any such Debt Security and Guarantee issued thereunder has been duly established in accordance with such Indenture and applicable law, authenticated by such trustee and duly executed and delivered on behalf of the Company and the applicable Guarantor against payment thereof in accordance with the terms of such Indenture;

(vi)          the Board of Directors of the Company and each Guarantor, as applicable, including any appropriate committee appointed thereby, and appropriate officers of the Company and each Guarantor, as applicable, have taken all necessary corporate action to approve the issuance of the Offered Securities and related matters; and

(vii)         the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation. By-laws or other organizational documents of the Company and each Guarantor so as not to violate any applicable law, the Certificate of Incorporation. By-laws or other organizational documents of the Company and each Guarantor or result in default under or breach of any agreement or instrument binding upon the Company or any Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and each Guarantor.

Subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

(1)           The Selling Stockholder Shares are validly issued, fully paid and nonassessable shares of the Company’s Common Stock.

(2)           The Company Common Shares, when issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable underwriting or purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

(3)           With respect to any series of Debt Securities offered under the Registration Statement, when (i) the specific terms of the particular Debt Security have been duly established in accordance with the applicable Indenture and a trustee has been selected and qualified under the Trust Indenture Act of 1939, as amended, (ii) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security has been authorized, executed, issued and delivered by the trustee and the Company and (iii) the Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the applicable Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Security will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(4)           With respect to any Guarantee offered under the Registration Statement, when (i) the specific terms of the particular Guarantee have been duly established in accordance with the applicable Indenture, (ii) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Guarantee had been authorized, executed, issued and delivered by the trustee and the Company and (iii) the Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable, Indenture and the applicable underwriting or other agreement against payment therefor, such Guarantee will be a valid and binding obligation of the applicable Guarantor enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights and remedies generally and subject to general principles of quality, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP